As filed with the Securities and Exchange Commission on May 5, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tempur Sealy International, Inc.
(Exact Name of Registrant as Specified in its Charter)

1000 Tempur Way
Lexington, Kentucky 40511
(800) 878-8889
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Amended and Restated 2013 Equity Incentive Plan
(Full title of the plan)

Mohammad Vakil, Vice President, General Counsel and Secretary
Tempur Sealy International, Inc.
1000 Tempur Way
Lexington, Kentucky 40511
(800) 878-8889
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Albano
Lillian Tsu
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York NY 10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 ("Registration Statement") is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 10,000,000 shares of the common stock, par value $0.01 per share, of Tempur Sealy International, Inc. (the "Company" or "Registrant"), which may be issued pursuant to awards under the Company's Amended and Restated 2013 Equity Incentive Plan (the "Plan"). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the prior registration statements on Form S-8 filed by the Company with respect to the Plan on November 8, 2013 (Registration No. 333-192220) and May 11, 2017 (Registration No. 333-217901), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, or excerpts thereof as indicated, filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

•The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022;

•The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022;

•The Registrant's Current Reports filed with the SEC on January 10, 2022, February 22, 2022 and April 28, 2022 (other than those portions of such Current Reports not deemed to be "filed" with the SEC); and

•The description of the Registrant's common stock contained in Exhibit 4.12 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 22, 2022.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
     The following exhibits are filed or furnished herewith:

4.1	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K as filed on March 1, 2018). (1)
4.2	Amended and Restated 2013 Equity Incentive Plan (filed as Exhibit B to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2022).(1)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Form S-8).
107	Filing Fee Table
(1)Incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 5th day of May 2022.

Tempur Sealy International, Inc.

By	/s/ Scott L. Thompson
Scott L. Thompson Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott L. Thompson and Mohammad Vakil and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Tempur Sealy International, Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L. Thompson		May 5, 2022
Scott L. Thompson	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Bhaskar Rao		May 5, 2022
Bhaskar Rao	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Evelyn S. Dilsaver		May 5, 2022
Evelyn S. Dilsaver	Director

/s/ Simon John Dyer		May 5, 2022
Simon John Dyer	Director

/s/ Cathy R. Gates		May 5, 2022
Cathy R. Gates	Director

/s/ John A. Heil		May 5, 2022
John A. Heil	Director

/s/ Meredith Siegfried Madden		May 5, 2022
Meredith Siegfried Madden	Director

/s/ Richard W. Neu		May 5, 2022
Richard W. Neu	Director